Exhibit 23

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

UMH Properties, Inc.

We consent to the incorporation by reference in the registration statements on Form S-3ASR (File No. 333-272051), on Form S-3D (File No. 333-232162) and on Form S-8 (File No. 333-272943 and File No. 333-282918) of UMH Properties, Inc. and subsidiaries of our reports dated February 25, 2026, with respect to the consolidated balance sheets of UMH Properties, Inc. and subsidiaries as of December 31, 2025 and 2024 and the related consolidated statements of income (loss), shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2025 and the related financial statement schedule, and with respect to the effectiveness of internal control over financial reporting as of December 31, 2025, which reports appear in the December 31, 2025 annual report on Form 10-K of UMH Properties, Inc.

/s/ PKF O’Connor Davies, LLP

February 25, 2026

New York, New York

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